UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2013

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2013, the Registrant held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting stockholders: 1) elected the five Board of Director nominees to serve as directors of the Registrant for the ensuing year, 2) approved, by a non-binding advisory vote, the compensation of the Registrant’s named executive officers, and 3) ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the current fiscal year.

The voting results are set forth below.

Proposal 1:	Election of Directors:

				Broker
Nominee	For	Against	Abstain	Non-Votes
Stephen A. Crane	11,512,303	52,275	24,308	709,144
Jonathan R. Fletcher	11,522,529	58,042	8,315	709,144
Robert L. Howe	11,564,550	16,932	7,404	709,144
Bruce G. Kelley	11,570,666	15,094	3,126	709,144
Gretchen H. Tegeler	11,563,770	17,511	7,605	709,144

Proposal 2:	Approve, by a non-binding advisory vote, the compensation of the Registrant’s named executive officers as disclosed in the proxy statement:

			Broker
For	Against	Abstain	Non-Votes
11,323,836	107,062	157,988	709,144

Proposal 3:	Ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the current fiscal year:

			Broker
For	Against	Abstain	Non-Votes
12,248,980	38,964	10,086	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on May 28, 2013.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and Chief Financial Officer